UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2015 (June 26, 2015)

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2015, the board of directors (the “Board”) of Gannett Co., Inc. (the “Company”) assigned certain of its members to serve on the Audit, Executive Compensation and Nominating and Public Responsibility Committees of the Board. This Current Report on Form 8-K/A is being filed to amend the disclosure under Item 5.02 under the caption “Resignation and Appointment of Directors” contained in the Form 8-K filed with the Securities and Exchange Commission by the Company on June 30, 2015 to disclose the committee assignments made by the Board.

Joining the Audit Committee, led by its chairman John E. Cody, will be Stephen W. Coll and Lila Ibrahim.

Joining Chairman of the Board John Jeffry Louis on the Executive Compensation Committee will be Mr. Cody and Debra A. Sandler.

Mr. Coll, Mr. Louis, Ms. Sandler and Chloe R. Sladden will join Tony A. Prophet as members of the Nominating and Public Responsibility Committee. Ms. Sandler will serve as chairwoman of this committee.

In addition, the Board formed a Transformation Committee charged with assisting the Board in fulfilling its oversight responsibilities relating to the Company’s strategic plan and initiatives in support of the strategic plan. Mr. Prophet was appointed chairman of the Transformation Committee, and is joined on it by Robert J. Dickey, the Company’s President and Chief Executive Officer, Lawrence S. Kramer, Ms. Ibrahim and Ms. Sladden.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 29, 2015	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer